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                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                             ALASKA AIRLINES, INC.

               As filed with the State of Alaska on March 7, 1991


                                ARTICLE I. NAME

The name of the Corporation shall be Alaska Airlines, Inc.

                    ARTICLE II. REGISTERED OFFICE AND AGENT

The registered office of the Corporation is located at CT Corporation System, 240 Main Street, Suite 800, Juneau, Alaska 99801, and the name of its registered agent at such address is CT Corporation System.

                              ARTICLE III. PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which Corporations can be organized under the Alaska Corporations Code.

                               ARTICLE IV. SHARES

4.1 Authorized Capital. The total authorized stock of this Corporation shall consist of 1,000 shares of common stock.

4.2 Dividends. Dividends may be declared by the Board of Directors and paid upon the common stock of the Corporation out of any assets of this Corporation available for dividends.

4.3 Voting. Each share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders of this Corporation. The right to cumulate votes in the election of Directors shall not exist with respect to the shares of this Corporation.

                          ARTICLE V. BOARD OF DIRECTORS

5.1 Number. The business and affairs of this Corporation shall be managed by a Board of Directors, which Board shall consist of one (1) or more Directors, the specific number to be set by the action of a majority of the Board of Directors or by the shareholders by a majority of the outstanding shares.

5.2   Authority. Subject to expenditure limitations from time to time approved by a majority of the shareholders, the Board of Directors of this Corporation is hereby given full power and authority to manage and conduct the business of the Corporation and may in turn delegate such
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                              Articles of Incorporation of Alaska Airlines, Inc.
                              As filed with the State of Alaska on March 7, 1991
                                                                          Page 2


powers as may lawfully be delegated to any one of the officers or employees of the Corporation or to a committee of the Board or a committee of officers or employees of the Corporation.

                             ARTICLES VI. AFFILIATES

The Corporation has no alien affiliates.

                             ARTICLE VII. AMENDMENT

These articles may be amended from time to time in the manner prescribed by law.
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                              Articles of Incorporation of Alaska Airlines, Inc.
                              As filed with the State of Alaska on March 7, 1991
                                                                          Page 3


                                    * * * * *

      I, KEITH LOVELESS, being the duly appointed Corporate Secretary and Associate General Counsel of Alaska Airlines, Inc., do hereby certify that the foregoing is a true and correct copy of the Articles of Incorporation of Alaska Airlines, Inc. in effect on this 11th day of February, 1998.


                                                  ______________________________
                                                  Keith Loveless
                                                  Corporate Secretary and
                                                     Associate General Counsel
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                              Articles of Incorporation of Alaska Airlines, Inc.
                              As filed with the State of Alaska on March 7, 1991
                                                                          Page 4


State of Washington
County of King

Signed or attested before me on this ___ day of ____________ 1997, by __________________________.


________________________________________________
Jeanne E. Gammon
Notary Public in and for the State of Washington
My Appointment expires: April 19, 2000